As filed with the Securities and Exchange Commission on March 25, 1998.
                                                  Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                         PENNCORP FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


             Delaware                                13-3543540
   (State or Other Jurisdiction                   (I.R.S. Employer
 of Incorporation or Organization)               Identification No.)

  590 Madison Avenue, 38th Floor              SCOTT D. SILVERMAN, ESQ.
     New York, New York  10022                 Senior Vice President,
 (Address, Including Zip Code, of          General Counsel and Secretary
 Registrant's Principal Executive         PennCorp Financial Group, Inc.
              Offices)                     590 Madison Avenue, 38th Floor
                                              New York, New York  10022
                                                   (212) 896-2700
                                       (Name, Address, Including Zip Code, and
                                      Telephone Number, Including Area Code, of
                                                 Agent for Service)


                        William M. McCormick Warrant Plan
                            (Full Title of the Plan)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                           Proposed Maximum   Proposed Maximum
  Title of Securities      Amount to be     Offering Price        Aggregate          Amount of
  to be Registered(1)      Registered(1)     Per Share(2)     Offering Price(2)  Registration Fee
---------------------------------------------------------------------------------------------------
      Common Stock,
     $.01 Par Value       570,760 Shares         $4.00          $2,283,040.00         $673.50
===================================================================================================

(1) Shares of common stock, $.01 par value per share ("Common Stock"), of PennCorp Financial Group, Inc. (the "Company") being registered hereby relate to the William M. McCormick Warrant Plan (the "Plan"). Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with section (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the exercise price of a warrant to purchase 570,760 shares of Common Stock granted under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The following documents are incorporated by reference in this Registration
Statement:

      (a) The Company's Annual Report on Form 10-K (File No. 1-11422) for the year ended December 31, 1996, as amended by Form 10-K/A (Amendments Nos. 1, 2, 3 and 4), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the year ended December 31, 1996.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

      (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 8-A (File No. 1-11422) filed under
Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not applicable.

Item 5.  Interests of Named Experts and Counsel.

      Certain legal matters in connection with the shares of Common Stock offered pursuant to the Plan have been passed upon for the Company by Scott D. Silverman, Senior Vice President, General Counsel and Secretary of the Company. As of March 25, 1998, Mr. Silverman held 23,500 shares of Common Stock, 6,581 shares of restricted Common Stock and options to purchase an aggregate of 60,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

      Delaware law authorizes corporations to limit or to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The Company's Certificate of Incorporation limits the liability of the Company's directors to the Company or its stockholders to the fullest extent permitted by the Delaware statute as in effect from time to time. Specifically, directors of the Company will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in the Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

      The Certificate of Incorporation of the Company provides that the Company shall indemnify its officers and directors and former officers and directors to the fullest extent permitted by the General Corporation Law of the State of Delaware. Pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonable believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event such person shall have been adjudged to be liable to the Company unless and only to the extent that the court determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses the court shall deem proper.

      The statute further specifically provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions referred to above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

4.1 Third Restated Certificate of Incorporation of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Registration Statement on
      Form S-8 (Registration  No. 333-        ) as filed with the Securities and
      Exchange Commission on March 25, 1998).

4.2 Certificate of Designation of $3.375 Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.3 Certificate of Designation of Series C Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

4.4 Certificate of Designation of $3.50 Series II Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 333-13285), as filed with the Securities and Exchange Commission on October 2, 1996).

4.5 Restated By-laws of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

4.6 Employment Agreement, dated as of August 19, 1990, between PennCorp Financial Group, Inc. and William M. McCormick. (Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-50530), as filed with the Securities and Exchange Commission on August 6, 1992).

5.1   Opinion of Scott D. Silverman.*

15.1 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.*

23.1(a)     Consent of KPMG Peat Marwick LLP.*

23.1(b)     Consent of KPMG Peat Marwick LLP.*

23.2 Consent of Scott D. Silverman (included in Exhibit 5.1).

24.1 Power of Attorney (see pages II-6 and II-7 of this Registration Statement).

---------------------
*     Filed herewith.


Item 9.  Undertakings.

      (a)   The Company hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of March, 1998.

                                    PENNCORP FINANCIAL GROUP, INC.

                                    By:   /s/  David J. Stone
                                       -----------------------------------------
                                       David J. Stone
                                       Chairman of the Board and
                                         Chief Executive Officer


      Each person whose signature to this Registration Statement appears below hereby appoints Scott D. Silverman as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                                    Date
---------                -----                                    ----

/s/ David J. Stone
----------------------   Chairman of the Board, Chief             March 23, 1998
    David J. Stone       Executive Officer and Director
                         (Principal Executive Officer of
                         the Registrant)


/s/ Steven W. Fickes
----------------------   President, Chief Financial Officer       March 23, 1998
   Steven W. Fickes      Director (Principal Financial and
                         Accounting Officer of the Registrant)


/s/ Allan D. Greenberg
----------------------   Director                                 March 23, 1998
  Allan D. Greenberg



/s/ Thomas A. Player
----------------------   Director                                 March 23, 1998
  Thomas A. Player






                                    II-6











/s/ Kenneth Roman
----------------------    Director                                March 23, 1998
    Kenneth Roman


/s/ Bruce W. Schnitzer
----------------------    Director                                March 23, 1998
  Bruce W. Schnitzer


/s/ Maurice W. Slayton
----------------------    Director                                March 23, 1998
  Maurice W. Slayton


/s/ David C. Smith
----------------------    Director                                March 23, 1998
    David C. Smith


                                  Exhibit Index


                                                                   Sequentially
Exhibit                                                              Numbered
  No.          Description                                             Page
-------        -----------                                         -------------

 4.1 Third Restated Certificate of Incorporation of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's
               Registration   Statement  on  Form  S-8  (Registration  No.  333-
                       ) as filed with the Securities and Exchange Commission on
               March 25, 1998).

 4.2 Certificate of Designation of $3.375 Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

 4.3 Certificate of Designation of Series C Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).

 4.4 Certificate of Designation of $3.50 Series II Convertible Preferred Stock of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Registration Statement on Form S-3 (Registration No. 333-13285), as filed with the Securities and Exchange Commission on October 2, 1996).

 4.5 Restated By-laws of PennCorp Financial Group, Inc. (Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1992).

 4.6           Employment  Agreement,  dated  as of  August  19,  1990,  between
               PennCorp Financial Group, Inc. and William M. McCormick. (Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-50530), as filed with the Securities and Exchange Commission on August 6, 1992).

 5.1           Opinion of Scott D. Silverman.

 15.1 Letter from KPMG Peat Marwick LLP regarding unaudited interim financial information.

 23.1(a)       Consent of KPMG Peat Marwick LLP.

 23.1(b)       Consent of KPMG Peat Marwick LLP.

 23.2          Consent of Scott D. Silverman (included in Exhibit 5.1).

 24.1          Power of Attorney  (see pages II-6 and II-7 of this  Registration
               Statement).